Exhibit 3.10

CERTIFICATE OF INCORPORATION

OF

CF BANKSHARES INC.

(reflecting amendments through July 24, 2020)

[For purposes of SEC reporting compliance only]

FIRST:  The name of the Corporation is CF Bankshares Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A.   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,090,909 consisting of:

1.   One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

[NOTE: Pursuant to a Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of the Corporation filed with the Delaware Secretary of State on December 1, 2008, the Certificate of Incorporation of the Corporation was amended to create a series of Preferred Stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, as set forth on Annex A hereto.]

[NOTE: Pursuant to a Certificate of Designations of Series B Preferred Stock of the Corporation filed with the Delaware Secretary of State on May 7, 2014, the Certificate of Incorporation of the Corporation was amended to create a series of Preferred Stock designated as the 6.25% Non-Cumulative Convertible Perpetual Preferred Stock, Series B, having the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, as set forth on Annex B hereto.]

[NOTE: Pursuant to a Certificate of Designations of Series C Convertible Perpetual Preferred Stock of the Corporation filed with the Delaware Secretary of State on October 29, 2019, the Certificate of Incorporation of the Corporation was amended to create a series of Preferred Stock designated as the Series C Convertible Perpetual Preferred Stock, having the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, as set forth on Annex C hereto. On March 26, 2020, the Corporation filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Designations of Series C Convertible Perpetual Preferred Stock of the Corporation to increase the authorized number of Series C Convertible Perpetual Preferred Stock from 12,337 shares to 12,607 shares, as reflected in Annex C hereto.]

2.   9,090,909 shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

 [NOTE: Pursuant to a Certificate of Amendment to the Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on May 28, 2020, the Certificate of Incorporation of the Corporation was amended to create a series of Non-Voting Common Stock of the Corporation containing the number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, as set forth on Annex D hereto.]

B.   The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a  “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C.   1.   Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common

Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock beneficially owned by such person would be entitled to cast, (subject to the provisions of this Article FOURTH) multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2.   The following definitions shall apply to this Section C of this Article FOURTH:

a.“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.

b.“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

(2)which such person or any of its affiliates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses 1 through 5 of Section A of Article EIGHTH of this Certificate of Incorporation (“Article EIGHTH”)), or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(3)  which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common

Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

c. The “Limit” shall mean 10% of the then-outstanding shares of Common Stock.

d.  A  “person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

4.   The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to:  (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

5.   Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

6.   Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

7.   In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

A.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.   The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.   Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws.  The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

SIXTH:

A.   The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

B.   Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires.  No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C.   Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D.   Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation (“Article FOURTH”)), voting together as a single class.

SEVENTH:  The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

EIGHTH:

A.  In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

1.   any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (i) any Interested Stockholder (as hereinafter defined); or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2.   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3.   the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4.   the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

5.   any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”) (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation in any agreement with any national securities exchange or otherwise.

The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

B.   The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote after giving effect to the provisions of Article FOURTH, or such vote (if any), as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

1.   The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2.   All of the following conditions shall have been met:

a. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

(1)(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it: (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”); or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the “Determination Date”), whichever is higher.

b.  The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any  class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding previously acquired any shares of a particular class of Voting Stock):

(1)  (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it: (i) within the two-year period immediately prior to the Announcement Date; or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

c. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

d. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been: (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors; and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

e. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

f.A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C.   For the purposes of this Article EIGHTH:

1.   A  “Person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

2. “Interested Stockholder” shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

a. is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

b. is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

c. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3.   For purposes of this Article EIGHTH, “beneficial ownership” shall be determined in the manner provided in Section C of Article FOURTH hereof.

4. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

5.   “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

6.  “Disinterested Director”  means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

7.  “Fair Market Value” means:

a.in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

b.in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

8.   Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

9.   In the event of any Business Combination in which the Corporation survives, the phrase  “consideration other than cash to be received” as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D.   A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

E.   Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F.  Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

NINTH:   The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to:  (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer:  on the Corporation’s present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and on the ability of its subsidiary savings and loan association to fulfill the objectives of a stock form savings and loan association under applicable statutes and regulations.

TENTH:

A.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another  corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.   The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C.   If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D.   The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E.   The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.   The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article

TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:   A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

TWELFTH:  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

THIRTEENTH:  The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
Mia Sunmee Kim	Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, D.C. 20016

ANNEX A

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

CENTRAL FEDERAL CORPORATION

Central Federal Corporation, a corporation organized and existing under the laws of the Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on November 25, 2008 creating a series of 7,225 shares of Preferred Stock of the Corporation designated as “Fixed Rate  Cumulative Perpetual Preferred Stock, Series A”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 7,225.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $.01 per share, of the Corporation.
(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,000[1] per share of Designated Preferred Stock.
(e) “Minimum Amount” means $1,806,250.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) “Signing Date” means December 5, 2008.

_________________________________

1If issuer desires to issue shares with a higher dollar amount liquidation preference, liquidation preference references will be modified accordingly. In such case (in accordance with Section 4.7 of the Securities Purchase Agreement), the issuer will be required to enter into a deposit agreement.

Part. 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Central Federal Corporation has caused this Certificate of Designations to be signed by Mark S. Allio, its Chairman, President and Chief Executive Officer, this 25th day of November 2008.

CENTRAL FEDERAL CORPORATION

By: /s/ Mark S. Allio

Name: Mark S. Allio

Title: Chairman, President and CEO

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.
(h) “Dividend Period” has the meaning set forth in Section 3(a).
“Dividend Record Date” has the meaning set forth in Section 3(a).
(i) “Liquidation Preference” has the meaning set forth in Section 4(a).
(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.
(l) “Preferred Director” has the meaning set forth in Section 7(b).
(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred

Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ANNEX B

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK

OF

CENTRAL FEDERAL CORPORATION

Central Federal Corporation, a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation on March 31, 2014:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of Article FOURTH of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created, out of the 1,000,000 shares of preferred stock, par value $0.01 per share, of the Corporation authorized in Article FOURTH of the Certificate of Incorporation, a series of the preferred stock consisting of 480,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the preferred stock of the Corporation):

Section 1. Designation and Amount. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “6.25% Non-Cumulative Convertible Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 480,000 shares, each having a par value of $0.01 per share and a liquidation preference of $25.00 per share. Outstanding shares of Series B Preferred Stock that are purchased or otherwise acquired by the Corporation, or converted into Common Shares, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 2. Definitions. As used herein with respect to the Series B Preferred Stock, in addition to those terms defined herein, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Business Day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of Ohio generally are authorized or required by law or other governmental actions to close.

(c) “Closing  Sales Price” means, with respect to a particular day, the closing sale price or, if no closing sale price is reported, the last reported sale price per share of Common Stock on such day on the NASDAQ Capital Market or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of a share of the Common Stock.

(d) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(e) “Conversion Date” shall have the meaning ascribed to such term in Section 6(c) hereto.
(f) “Conversion Price” means, initially, $1.75, subject to adjustment in accordance with Section 9 hereof.

(g) “Conversion Ratio” means the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted at any time pursuant to and in accordance with Section 6 or 7, and shall equal the Liquidation Preference divided by the Conversion Price applicable upon such conversion.

(h) “Conversion Right” shall have the meaning ascribed to such term in Section 6(a) hereto.
(i) “Corporation” means Central Federal Corporation, a Delaware corporation.
(j) “Corporation Conversion Option” shall have the meaning ascribed to such term in Section 7(a) hereto.
(k) “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year.

(l) “Dividend Period” means the quarterly period commencing on and including the first day of the calendar quarter and ending and including the last day of the calendar quarter that immediately precedes the quarter in which the corresponding Dividend Payment Date occurs, other than the Initial Dividend Period.

(m) “Federal Reserve” means the Board of Governors of the Federal Reserve System.
(n) “HOLA” means the Home Owners’ Loan Act of 1933, as amended.
(o) “Holder” or “holder” means a holder of record of the Series B Preferred Stock.
(p) “Initial Dividend Period” means the period commencing on the first day upon which a share of Series B Preferred Stock shall be issued and ending on June 30, 2014.
(q) “Issue Date” means the date on which the first share of Series B Preferred Stock is issued by the Corporation.

(r) “Junior Stock” means the Common Stock and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Corporation.

(s) “Liquidation Parity Stock” means Parity Stock the terms of which expressly provide that it will rank pari passu with the Series B Preferred Stock as to rights upon liquidation, dissolution and winding up of the Corporation.

(t) “Liquidation Preference” means, with respect to each share of Series B Preferred Stock, $25.00 per share.
(u) “Mandatory Conversion Date” means the date on which any shares of Series B Preferred Stock are converted into Common Stock in accordance with Sections 7(a) or (b) hereof.
(v) “Notice of Mandatory Conversion” means the notice described in Section 7(d) hereof.

(w) “Parity Stock” means any class or series of capital stock of the Corporation hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pani passu with the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Corporation (without regard to whether dividends accrue cumulatively or non-cumulatively).

(x) “Partial Dividend” shall have the meaning ascribed to such term in Section 4(c) hereto.

(y) “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock corporation, trust, limited liability corporation, unincorporated organization, other entity or government or any agency or political subdivision thereof.

(z) “Record Date” means the date as determined by the Board of Directors of the Corporation for determining Holders of Series B Preferred Stock entitled to receive a dividend or to vote on any matter to which Holders are entitled to vote.

(aa) “Senior Stock” means any class or series of capital stock of the Corporation hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution and winding up of the Corporation.

(bb) “Series B Preferred Stock” shall have the meaning ascribed to such term in Section 1 hereto.
(cc) “Shareholder Approval” shall have the meaning ascribed to such term in Section 12(c) hereto.

(dd) “Trading Day” means any day on which the NASDAQ Stock Market (or such other successor national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation) is open for the transaction of business.

(ee) “Transfer Agent” means the Corporation’s duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series B Preferred Stock and transfer agent and registrar for any shares of Common Stock issued upon conversion of the Series B Preferred Stock, or any successor duly appointed by the Corporation.

Section 3. Ranking. The Series B Preferred Stock shall rank, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

Section 4. Dividends.

(a) Subject to the rights of any holders of Senior Stock, Holders of shares of Series B Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends at an annual rate of 6.25% of the Liquidation Preference. Such non-cumulative cash dividends shall be payable, if declared by the Board of Directors, quarterly in arrears on each Dividend Payment Date. In the event that a Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no interest or other amount will accrue as a result of that postponement. The first Dividend Payment Date shall be July 15, 2014, to the extent a dividend is declared (or is otherwise payable pursuant to the terms and conditions hereof) for the Initial Dividend Period. Each declared dividend shall be payable to holders of record of the Series B Preferred Stock as they appear on the stock books of the Corporation at the close of business on the Record Date.

(b) The amount of dividends payable on each share of Series B Preferred Stock for each full Dividend Period during which such share is outstanding and the amount of dividends payable for the Initial Dividend Period and for any Dividend Period which, as to a share of Series B Preferred Stock, is less than a full quarter (determined by reference to the issuance date and the retirement date thereof) shall be computed on the basis of a 360-day year composed of twelve thirty-day months and the actual number of days elapsed in the Initial Dividend Period or such Dividend Period.

(c) In the event that the Board of Directors declares a dividend on the Series B Preferred Stock with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Sections 4(a) and 4(b) (such lesser amount, a “Partial Dividend”), such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of Series B Preferred Stock.

(d) Dividends on the Series B Preferred Stock will not be cumulative. If the Board of Directors does not declare a dividend on the Series B Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to have accrued for such Dividend Period, be payable on the applicable Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Dividend Period, whether or not the Board of Directors declares a dividend for any future Dividend Period with respect to the Series B Preferred Stock or any other class or series of the Corporation’s preferred stock.

(e) So long as any shares of Series B Preferred Stock remain outstanding, unless the full dividends for the most recently completed Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series B Preferred Stock, during a Dividend Period:

(i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock (other than a dividend payable solely in Junior Stock);

(ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (A) as a result of a reclassification of Junior Stock for or into other Junior Stock, (B) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (C) through the use of the proceeds of a substantially contemporaneous sale of other Junior Stock, (D) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (E) the purchase of fractional interests in Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the shares of Series B Preferred Stock and such Parity Stock, except by conversion into or exchange for Junior Stock.

(f) When dividends are not paid in full upon the Series B Preferred Stock and Parity Stock, if any, all dividends declared upon Series B Preferred Stock and Parity Stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series B Preferred Stock, and accrued dividends, including any accumulations, on Parity Stock, if any, bear to each other for the then-current Dividend Period.

(g) Subject to the foregoing provisions of Section 4(e) and 4(f), and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors, may be declared and paid on the Common Stock and any other Junior Stock or any Parity Stock from time to time out of any assets legally available for such payment, and the Holders of Series B Preferred Stock shall not be entitled to participate in any such dividend.

(h) Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines, or to violate any order or agreement by or with the Corporation’s regulatory authorities.

(i) Payments of cash for dividends will be delivered to the Holders at their addresses listed in the stock record books maintained by the Transfer Agent.

Section 5. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Corporation, subject to the prior rights of holders of any Senior Stock, the Liquidation Preference for each outstanding share of Series B Preferred Stock held by such Holder, plus any declared but unpaid dividends (subject to the prior approval of the Federal Reserve, if required), but without accumulation of any undeclared dividends, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Common Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of Series B Preferred Stock, such Holders shall not be entitled to convert any Series B Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the Series B Preferred Stock.

(b) Neither (i) the sale, lease, exchange or conveyance for cash, securities or other property of all or substantially all the assets of the Corporation (other than in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Corporation) nor (ii) the merger, consolidation or share exchange of the Corporation into or with any other Person shall be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, for the purposes of this Section 5.

(c) In the event the assets of the Corporation legally available for distribution to the Holders of the Series B Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any Liquidation Parity Stock upon such liquidation, dissolution or winding up of the Corporation unless proportionate distributable amounts shall be paid with equal priority on account of the Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders of the Series B Preferred Stock and holders of any Liquidation Parity Stock are entitled upon such liquidation, dissolution or winding up of the Corporation.

(d) All distributions made with respect to the Series B Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation shall be made pro rata to the Holders.

Section 6. Conversion Rights.

(a) Each Holder shall have the right (the “Conversion Right”), at such Holder’s option, exercisable at any time and from time to time, to convert, subject to the terms and provisions of Section 10 and this Section 6, any or all of such Holder’s shares of Series B Preferred Stock (including any fraction thereof) into such whole number of shares of Common Stock per share of Series B Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional Common Share as provided in Section 8. Notwithstanding anything to the contrary set forth herein, each Holder shall be entitled to convert Series B Preferred Stock pursuant to this Section 6, or receive Common Stock upon any such conversion, to the extent (but only to the extent) that such conversion or receipt would not cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of HOLA and Federal Reserve regulations (including Federal Reserve Regulation LL) to the extent applicable to the Corporation, 10% or more of any class of voting securities of the Corporation outstanding at such time (it being understood, for the avoidance of doubt, that no Security shall be included in any such percentage calculation to the extent that it cannot by its terms be converted into or exercised for voting securities by such Holder or its Affiliates at the time of such measurement or transfer).

(b) A Holder of Series B Preferred Stock must complete each of the following procedures to exercise the Conversion Right:

(i) complete, manually sign and deliver to the Transfer Agent a written notice in the form provided by the Transfer Agent indicating that the Holder elects to convert the number of such Holder’s shares of Series B Preferred Stock (including any fraction thereof) specified in such notice;

(ii) if the shares of Series B Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, surrender such physical certificate(s) to the Transfer Agent;
(iii) if required by the Corporation or the Transfer Agent, furnish appropriate endorsements and transfer documents; and
(iv) if required, pay all transfer or similar taxes.

(c) The date on which a Holder complies with the applicable procedures set forth in Section 6(b) is the “Conversion Date.” Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of shares of Common Stock issuable upon conversion of such Holder’s shares of Series B Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the Conversion Date, all rights of any Holder with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation’s assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of fully paid and non-assessable whole shares of Common Stock into which such shares of Series B Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 8, and (ii) exercise the rights to which such Holder is entitled as a holder of shares of Common Stock into which such shares of Series B Preferred Stock have been converted.

(d) The Transfer Agent shall, on a Holder’s behalf, convert the shares of Series B Preferred Stock into shares of Common Stock in accordance with the terms of the notice delivered by such Holder described in clause Section 6(b)(i) above. The shares of Common Stock and cash in lieu of any fractional share due to a Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Corporation.

(e) If the Conversion Date occurs on or before the close of business on a dividend Record Date, the Holder shall not be entitled to receive any portion of the dividend declared on such converted shares of Series B Preferred Stock and paid or payable on the corresponding Dividend Payment Date.

(f) If the Conversion Date occurs after the close of business on a dividend Record Date but prior to the corresponding Dividend Payment Date, the Holder on the dividend Record Date shall receive on that Dividend Payment Date dividends declared and paid on those shares of Series B Preferred Stock, notwithstanding the conversion of those shares of Series B Preferred Stock prior to that Dividend Payment Date, because that Holder shall have been the Holder of record on the corresponding dividend Record Date.

(g) The Corporation shall reserve out of its authorized but unissued shares of Common Stock, sufficient shares of Common Stock to provide for the conversion of shares of Series B Preferred Stock from time to time as such shares of Series B Preferred Stock are presented for conversion. The Corporation shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series B Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof (excluding any restrictions imposed under applicable securities laws).

Section 7. Corporation Conversion Option.

(a) At any time on or after the third anniversary of the Issue Date, the Corporation shall have the option to require the Holders to convert all of the outstanding Series B Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Ratio then in effect (the “Corporation Conversion Option”). The Corporation may exercise the Corporation Conversion Option only: (i) if the Closing Sale Price equals or exceeds 135% of the Conversion Price then in effect for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period) ending on the Trading Day immediately preceding the date the Corporation gives notice of mandatory conversion; and (ii) to the extent permitted under Section 10 hereof.

(b) In order to exercise the mandatory conversion rights described in this Section 7, the Corporation shall provide a Notice of Mandatory Conversion to each Holder on or before the Mandatory Conversion Date. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date;
(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock; and
(iii) the place where certificates of Series B Preferred Stock may be surrendered, if certificates of Common Stock are to be issued.

(c) Upon exercise of the Corporation Conversion Option and the surrender of shares of Series B Preferred Stock by a Holder thereof, the Corporation shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (i) certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which a Holder of shares of Series B Preferred Stock being converted, or a Holder’s transferee, shall be entitled and (ii) cash in lieu of any fractional share of Common Stock as provided in Section 8.

(d) Each conversion shall be deemed to have been made at the close of business on the Mandatory Conversion Date so that the rights of the Holder shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Ratio (subject to adjustment in accordance with the provisions of Section 9), and cash in lieu of fractional shares as provided in Section 8, and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(e) If the Corporation exercises the Corporation Conversion Option and the Mandatory Conversion Date is a date that is prior to the close of business on any dividend Record Date, the Holder shall not be entitled to receive any portion of the dividend payable for such Dividend Period on such converted shares on the corresponding Dividend Payment Date.

(f) If the Corporation exercises the Corporation Conversion Option and the Mandatory Conversion Date is a date that is after the close of business on any dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all dividends for that Dividend Period with respect to the shares of Series B Preferred Stock called for conversion on such date shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

Section 8. No Fractional Shares Upon Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Upon any conversion, all fractional share interests to which a Holder may be entitled shall be aggregated into whole shares of Common Stock with cash being paid for any fractional interest that may remain after such aggregation. The Corporation shall pay cash equal to such fraction multiplied by the closing price of the Corporation’s Common Stock on the most recent Trading Day immediately preceding the conversion.

Section 9. Anti-Dilution Adjustments.

(a) Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to the following adjustments; provided,  however, that notwithstanding anything to the contrary set forth herein, any adjustment to the Conversion Price to be made pursuant to this Section 9 shall be made to the extent (but only to the extent) that such adjustment would not cause or result in any Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of HOLA and Federal Reserve regulations (including Federal Reserve Regulation LL) to the extent applicable to the Corporation, voting securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 10% or more of any class of voting securities of the Corporation outstanding at such time; provided,  further,  however, that any adjustment (or portion thereof) prohibited pursuant to this Section 9(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 9(a):

(i) If the Corporation shall pay a dividend or make a distribution to holders of outstanding Common Stock in shares of Common Stock, the Conversion Price shall be proportionately adjusted by multiplying the Conversion Price in effect immediately prior to such dividend or distribution by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such dividend or distribution plus (2) the total number of shares of Common Stock constituting such dividend or other distribution. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such dividend or distribution. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect had such dividend or distribution not been declared.

(ii) If the Corporation shall subdivide or split its outstanding Common Stock into a greater number of shares of Common Stock, or combine its outstanding Common Stock into a smaller number of shares of

Common Stock, the Conversion Price in effect immediately prior to the day upon which such subdivision, split or combination becomes effective shall be, in the case of a subdivision or split of Common Stock, proportionately decreased and, in the case of a combination of Common Stock, proportionately increased. Such adjustment shall be made successively whenever any such subdivision, split or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision, split or combination becomes effective.

(b) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided,  further, that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(c) Whenever the Conversion Price is to be adjusted in accordance with Section 9(a), the Corporation shall: (i) compute the Conversion Price in accordance with Section 9(a), taking into account the $0.01 threshold set forth in Section 9(b) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 9(a), taking into account the $0.01 threshold set forth in Section 9(b) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 9(a) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 10.Conversion Limitation. Notwithstanding anything to the contrary contained herein, (a) the Series B Preferred Stock may not be converted until after July 15, 2014, and (b) until the Corporation obtains Shareholder Approval, the Series B Preferred Stock and all warrants issued by the Corporation in connection with the sale and issuance of the Series B Preferred Stock (the “Warrants”) may not be converted or exercised, as applicable, for more than 19.9% of the total outstanding Common Stock of the Corporation or more than 19.9% of the total voting power of the Corporation’s securities immediately preceding the issuance of the Series B Preferred Stock and Warrants. Until Shareholder Approval is obtained, no holder of Series B Preferred Stock will be permitted to convert Series B Preferred Stock and/or exercise Warrants with respect to more than such holder’s pro rata amount (such amount being referred to as the “Maximum Exercise Amount”)of such total determined based upon such holder’s percentage ownership of the aggregate number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants. Upon the written request of a holder of Series B Preferred Stock, the Corporation shall confirm in writing to such holder, within five business days, the Holder’s Maximum Exercise Amount.

Section 11.Redemption. The shares of Series B Preferred Stock are not redeemable at any time.

Section 12. Voting Rights.

(a) Holders of the Series B Preferred Stock shall have no voting rights except as set forth in this Section 12 and as otherwise required by Delaware law as in effect from time to time. Except as otherwise provided in this Section 12, in exercising any such voting rights, each Holder shall be entitled to one vote for each share of Series B Preferred Stock held by such Holder.

(b) So long as any shares of Series B Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the affirmative vote or written consent of the Holders of at least two-thirds of all of the shares of Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to:

(i) amend, alter or repeal any provision of the Corporation’s Certificate of Incorporation (including this Certificate of Designations creating the Series B Preferred Stock), if the amendment, alteration or repeal of the Certificate of Incorporation would materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock;

(ii) create, authorize, issue or increase the authorized or issued amount of any class or series of any of the Corporation’s equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any of the Corporation’s equity securities, which would constitute Senior Stock or Parity Stock or reclassify any authorized stock of the Corporation into any such stock, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such stock; or

(iii) enter into or consummate any (A) reclassification of the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value), (B) consolidation, merger or share exchange of the Corporation with or into another Person or any merger, consolidation or share exchange of another Person with or into the Corporation (other than a consolidation, merger or share exchange in which the Corporation is the resulting or surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock), or (C) sale, lease or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis), other than to one or more of the Corporation’s subsidiaries (any of the foregoing, a “Reorganization Event”); provided,  however, that the Holders will have no right to vote under this Section 12 regarding the Corporation’s entry into or consummation of a Reorganization Event if, upon the consummation of the Reorganization Event, (I) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the resulting or surviving entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (II) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, (x) authorize, increase the authorized amount of, or issue Parity Stock (provided that dividend rights are noncumulative) and Junior Stock or (y) increase the amount of authorized shares of Series B Preferred Stock or issue any additional shares of Series B Preferred Stock; provided,  however, that with respect to clause (x), such Parity Stock or Junior Stock, as the case may be, does not rank senior to the Series B Preferred Stock as to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(c)Holders of shares of Common Stock acquired upon the conversion of shares of Series B Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock except that such holders may not vote upon the proposal to be submitted by the Corporation to its stockholders in accordance with Rule 5635 of the listing rules of The NASDAQ Stock Market LLC, for the issuance of the shares of Common Stock upon the conversion of the Series B Preferred Stock and/or upon exercise of Warrants issued in connection with the sale and issuance of the Series B Preferred Stock (“Shareholder Approval”).

Section 13.No Preemptive Rights. The Holders of Series B Preferred Stock shall have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

Section 14.No Sinking Fund. No sinking fund shall be established for and no sinking fund provisions shall apply to the Series B Preferred Stock.

Section 15.Compliance with Applicable Law. Declaration by the Board of Directors and payment by the Corporation of dividends to holders of the Series B Preferred Stock shall be subject in all respects to any and all restrictions and limitations placed on dividends or other distributions by the Corporation under (i) laws, regulations and regulatory conditions or limitations applicable to or regarding the Corporation from time to time and (ii) agreements of any type with federal banking authorities with respect to the Corporation or other regulatory restrictions applicable to the Corporation from time to time in effect.

Section 16.Form. Shares of Series B Preferred Stock may be issued in the form of physical certificates or in book entry form through the direct registration system of the Transfer Agent.

Section 17.Other Provisions.

(a) With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any redemption, conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) The Liquidation Preference (and, therefore, the Conversion Ratio) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving Series B Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers’ Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference or annual dividend rate in effect following such adjustment.

(c) All issued shares of Series B Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing Series B Preferred Stock, all shares of Series B Preferred Stock converted into shares of Common Stock; and (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

(d) In case, at any time while any shares of the Series B Preferred Stock are outstanding:
(i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock or any other Junior Stock;

(ii) the Corporation shall authorize the issuance to all holders of its Common Stock or any Junior Stock of rights or warrants to subscribe for or purchase Common Stock or of any other subscription rights or warrants;

(iii) there is any Reorganization Event; or
(iv) there is a voluntary or involuntary dissolution, liquidation or winding up of the

Corporation;

then the Corporation shall cause to be mailed to the Transfer Agent, if any, for the Series B Preferred Stock and the Transfer Agent shall cause to be mailed to the Holders of the outstanding shares of Series B Preferred Stock at their respective addresses as they appear on the books of the Corporation, at least ten (10) days before the date hereinafter specified (or the earlier of the dates herein specified, in the event that more than one date is specified), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (ii) the date on which any such Reorganization Event, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares for the applicable consideration, deliverable upon such Reorganization Event, dissolution, liquidation or winding up or (iii) the date after which the Series B Preferred Stock may be converted into Common Stock at the option of the Holder pursuant to Section 6(a) hereof.

(e) The headings of the various sections and subsections contained herein are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(f) Except as may otherwise be required by law, the Series B Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations and the Certificate of Incorporation, as amended, of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by an authorized officer this 7th day of May, 2014.

CENTRAL FEDERAL CORPORATION

By: /s/ Timothy T. O’Dell

Name: Timothy T. O’Dell

Title: Chief Executive Officer

ANNEX C

CERTIFICATE OF DESIGNATIONS

OF

SERIES C CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

CENTRAL FEDERAL CORPORATION

Pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of preferred stock, $0.01 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

1.Definitions.

(a)“Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b)“Board of Directors” means the board of directors of the Corporation.

(c)A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Ohio are authorized or required by law, executive order or regulation to close.

(d)“Certificate” means a certificate representing one (1) or more shares of Series C Preferred Stock.

(e)“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and in effect from time and time.

(f)“Common Stock” means the voting common stock of the Corporation, $0.01 par value per share.

(g)“Corporation” means Central Federal Corporation, a Delaware corporation.

(h)“Dividends” has the meaning set forth in Section 3.

(i)“Exchange Agent” means Computershare Trust Company, N.A., solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(j)“Exchange Cap” has the meaning set forth in Section 5(b).

(k)“Exchange Cap Allocation Amount” has the meaning set forth in Section 5(b).

(l)“Exchange Cap Maximum” has the meaning set forth in Section 5(b).

(m)“Existing Buyer” has the meaning set forth in Section 5(b).

(n)“Liquidation Distribution” has the meaning set forth in Section 4(b).

(o)“Mandatory Conversion Date” means, with respect to shares of Series C Preferred Stock of any and all holders thereof, the Non-Voting Common Stock Certificate of Amendment Effective Date.

(p)“Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Corporation, a class of common equity of the Corporation containing the terms set forth in a certificate of designations reflecting non-voting common stock substantially identical to this Certificate of Designations, mutatis mutandis.

(q)“Non-Voting Common Stock Certificate of Amendment Effective Date” means the date that the Corporation shall have filed an amendment to the Certificate of Incorporation with the Delaware Secretary of State as required by the Delaware General Corporation Law to authorize a class of Non-Voting Common Stock containing the terms set forth in a certificate of designations reflecting non-voting common stock substantially identical to this Certificate of Designations, mutatis mutandis, in an amount of shares sufficient to permit the full conversion of the Series C Preferred Stock into shares of Non-Voting Common Stock.

(r)“Permissible Transfer” means a transfer by the holder of Series C Preferred Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Series C Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Series C Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Series C Preferred Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer.

(s)“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(t)“Principal Market” means the NASDAQ Capital Market.

(u)“Series C Preferred Stock” has the meaning set forth in Section 2.

(v)“SPA” has the meaning set forth in Section 5(b).

(w)“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2.Designation; Number of Shares. The series of shares of Preferred Stock hereby authorized shall be designated the “Series C Convertible Perpetual Preferred Stock”. The number of authorized shares of the Series C Preferred Stock shall be 12,607 shares. The Series C Preferred Stock shall have a par value of $0.01 per share. Each share of Series C Preferred Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Series C Preferred Stock is identical in all respects to every other share of Series C Preferred Stock.

3.Dividends. The Series C Preferred Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable Dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such Dividends are to be determined). Accordingly, the holders of record of Series C Preferred Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the number of shares of Common Stock with respect to the number of shares of Common Stock into which the shares of Series C Preferred Stock would be converted, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Series C Preferred Stock in an amount per share of Series C Preferred Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible (without regard to any limitations on conversion of the Series C Preferred Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in

Common Stock, the holders of Series C Preferred Stock will be entitled to a stock Dividend payable solely in shares of Series C Preferred Stock. Dividends that are payable on Series C Preferred Stock will be payable to the holders of record of Series C Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Series C Preferred Stock will have no right to receive any Dividends.

4.Liquidation.

(a)Rank. The Series C Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Series C Preferred Stock or the Common Stock, and (ii) pari passu with the Common Stock pro rata on an as-converted basis. Not in limitation of anything contained herein, and for purposes of clarity, the Series C Preferred Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b)Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C Preferred Stock will be entitled to receive, for each share of Series C Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Series C Preferred Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Series C Preferred Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Series C Preferred Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Series C Preferred Stock at such time, without regard to any limitations on conversion of the Series C Preferred Stock). All Liquidation Distributions to the holders of the Series C Preferred Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.Conversion.

(a)General.

(i)Unless the shares of Series C Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), a holder of Series C Preferred Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Series C Preferred Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Series C Preferred Stock), provided further that the right to convert under this Section 5(a)(i) shall not be available to a transferee of shares of Series C Preferred Stock with respect to a transfer other than a Permissible Transfer. In any such conversion, each share of Series C Preferred Stock will convert initially into 100 shares of Common Stock, subject to adjustment as provided in Section 6 below.

(ii)Unless the shares of Series C Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), each share of Series C Preferred Stock will automatically convert into 100 shares of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6, below, on the date a holder of Series C Preferred Stock transfers any shares of Series C Preferred Stock to a non-Affiliate of the holder in a Permissible Transfer.

(iii) Effective as of the close of business on the Mandatory Conversion Date, each share of Series C Preferred Stock will automatically convert into 100 shares of Non-Voting Common Stock, without any further action on the part of any holder.

(iv) To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Series C Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Series C Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Series C Preferred Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Series C Preferred Stock that were not converted to Common Stock or Non-Voting Common Stock.

(v) Upon occurrence of the Mandatory Conversion Date, the Corporation shall promptly provide notice of such event and the resulting conversion of the Series C Preferred Stock to each registered holder of the Series C Preferred Stock. Such notice shall provide instructions for the surrender to the Corporation of certificates for shares of Series C Preferred Stock held of record by such holders for issuance of certificates representing shares of Non-Voting Common Stock into which the Series C Preferred Stock have been converted pursuant to Section 5(a)(iii).

(vi) All shares of Common Stock or Non-Voting Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)Principal Market Regulation. Notwithstanding anything herein to the contrary, the Company shall not issue any shares of Common Stock upon the conversion of the Series C Preferred Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (x) pursuant to the Securities Purchase Agreement, dated as of October 25, 2019, by and among the Company and the purchasers party thereto (the “SPA”) and (y) following the Non-Voting Common Stock Certificate of Amendment Effective Date, upon conversion of the Non-Voting Common Stock) would exceed 19.9% of the total outstanding shares of Common Stock of the Company, or more than 19.9% of the total voting power of the Company’s securities, in each case immediately preceding the issuance of the shares of Common Stock and Series C Preferred Stock pursuant to the SPA (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holder of the Series C Preferred Stock or Non-Voting Common Stock (as the case may be). Until such approval or such written opinion is obtained, (i) the holders of the Series C Preferred Stock and Non-Voting Common Stock (collectively, the “Exiting Buyers” and each, individually, an “Existing Buyer”) shall not be issued in the aggregate, upon conversion of any Series C Preferred Stock or Non-Voting Common Stock, or otherwise pursuant to the terms of the SPA or the Certificate of Incorporation, shares of Common Stock in an amount greater than the difference between the Exchange Cap minus the aggregate number of shares of Common Stock issued pursuant to the SPA (the “Exchange Cap Maximum”) and (ii) no Existing Buyer shall be permitted to convert Series C Preferred Stock or Non-Voting Common Stock with respect to more than such

Existing Buyer’s pro rata amount of such Exchange Cap Maximum (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the aggregate number of shares of Common Stock issued to all Purchasers that purchased Preferred Stock pursuant to this Agreement on the Closing Date plus (2) the aggregate number of shares of Common Stock issuable upon the conversion of all shares of Preferred Stock and/or Non-Voting Common Stock. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s shares of Series C Preferred Stock or Non-Voting Common Stock, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series C Preferred Stock or Non-Voting Common Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion in full of such Existing Buyer’s Series C Preferred Stock or Non-Voting Common Stock, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series C Preferred Stock or Non-Voting Common Stock shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series C Preferred Stock or Non-Voting Common Stock on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

(c)Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock and, when authorized, Non-Voting Common Stock solely for the purpose of effecting the conversion of the Series C Preferred Stock such number of shares of Common Stock or Non-Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock; and if at any time the number of shares of authorized but unissued Common Stock or Non-Voting Common Stock (when authorized) will not be sufficient to effect the conversion of all then outstanding Series C Preferred Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock or Non-Voting Common Stock to such number of shares as will be sufficient for such purpose.

(d)No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

(e)Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(f)Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with the requirements of such exchange at such time.

6.Adjustments.

(a)Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Series C Preferred Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Series C Preferred Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Series C Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible (without regard to any limitations on conversion of the Series C Preferred Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Series C Preferred Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Series C Preferred Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible (without regard to any limitations on conversion of the Series C Preferred Stock) immediately before that transaction.

(c)Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

7.Reorganization,Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Series C Preferred Stock will thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series C Preferred Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Series C Preferred Stock).

8.Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Series C Preferred Stock will not be redeemable at the option of the Corporation or any holder of Series C Preferred Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Series C Preferred Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Series C Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

9.Voting Rights. The holders of Series C Preferred Stock will not have any voting rights, except as may otherwise from time to time be required by law. If the holders of Series C Preferred Stock shall be entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration (by vote or written consent), each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5.

10.Protective Provisions. So long as any shares of Series C Preferred Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series C Preferred Stock, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series C Preferred Stock so as to affect them adversely, (b) increase or decrease the authorized number of shares of Series C Preferred Stock or (c) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Series C Preferred Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Series C Preferred Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11.Notices. All notices required or permitted to be given by the Corporation with respect to the Series C Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series C Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series C Preferred Stock, or of any other matter required to be presented for the approval of the holders of the Series C Preferred Stock.

12.Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13.Term. The Series C Preferred Stock shall have perpetual term unless converted in accordance with Section 5.

14.No Preemptive Rights. The holders of Series C Preferred Stock are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series C Preferred Stock.

15.Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

16.Other Rights. The shares of Series C Preferred Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

17.General Provisions. In addition to the above provisions with respect to the Series C Preferred Stock, such Series C Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Certificate of Incorporation with respect to preferred stock generally.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by an authorized officer this 29th day of October, 2019.

CENTRAL FEDERAL CORPORATION

By: /s/ Timothy T. O’Dell

Name: Timothy T. O’Dell

Title: Chief Executive Officer and President

ANNEX D

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

CENTRAL FEDERAL CORPORATION

Pursuant to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and applicable law, the Certificate of Incorporation of the Corporation is hereby amended to create a series of non-voting common stock, par value $0.01 per share, of the Corporation containing the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, as follows:

1.Definitions.

(a) “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.
(b) “Board of Directors” means the board of directors of the Corporation.
(c) A “business day” means any day other than a Saturday or a Sunday or a day on which banks in Ohio are authorized or required by law, executive order or regulation to close.
(d) “Certificate” means a certificate representing one (1) or more shares of Non-Voting Common Stock.
(e) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and in effect from time and time
(f) “Common Stock” means the voting common stock of the Corporation, par value $0.01 per share.
(g) “Corporation” means Central Federal Corporation, a Delaware corporation.
(h) “Dividends” has the meaning set forth in Section 3.

(i) “Exchange Agent” means Computershare Trust Company, N.A., solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(j) “Exchange Cap” has the meaning set forth in Section 5(b).
(k) “Exchange Cap Allocation Amount” has the meaning set forth in Section 5(b).
(l) “Exchange Cap Maximum” has the meaning set forth in Section 5(b).
(m) “Existing Buyer” has the meaning set forth in Section 5(b).
(n) “Liquidation Distribution” has the meaning set forth in Section 4(b).
(o) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(p) “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the rights to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Non-

Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer.

(q) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(r) “Principal Market” means the NASDAQ Capital Market.
(s) “SPA” has the meaning set forth in Section 5(b).
(t) “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2. Designation; Number of Shares. The class of shares of capital stock hereby authorized shall be designated as “Non-Voting Common Stock”. The number of authorized shares of the Non-Voting Common Stock shall be 1,260,700 shares. The Non-Voting Common Stock shall have $0.01 par value per share. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

3. Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4. Liquidation.

(a) Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation that, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Company, and the depositors of the Company’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b) Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5.Conversion.

(a)General.

(i) A holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock), provided further that the right to convert under this Section 5(a)(i) shall not be available to a transferee of shares of Non-Voting Common Stock with respect to a transfer other than a Permissible Transfer. In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

(ii) Each share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer.

(iii) To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv) All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b)Principal Market Regulation. Notwithstanding anything herein to the contrary, the Company shall not issue any shares of Common Stock upon the conversion of the Non-Voting Common Stock if the issuance of such shares of Common Stock taken together with each issuance of such shares of Common Stock (x) pursuant to the Securities Purchase Agreement, dated as of October 25, 2019, by and among the Company and the purchasers party thereto (the “SPA”) and (y) upon the conversion of the Series C Preferred Stock in accordance with the Certificate of Incorporation or otherwise) would exceed 19.9% of the total outstanding shares of Common Stock of the Company, or more than 19.9% of the total voting power of the Company’s securities, in each case immediately preceding the issuance of the shares of Common Stock and Series C

Preferred Stock pursuant to the SPA (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holder of the Series C Preferred Stock or Non-Voting Common Stock (as the case may be). Until such approval or such written opinion is obtained, (i) the holders of the Series C Preferred Stock and Non-Voting Common Stock (collectively, the “Exiting Buyers” and each, individually, an “Existing Buyer”) shall not be issued in the aggregate, upon conversion of any Series C Preferred Stock or Non-Voting Common Stock, or otherwise pursuant to the terms of the SPA or the Certificate of Incorporation, shares of Common Stock in an amount greater than the difference between the Exchange Cap minus the aggregate number of shares of Common Stock issued pursuant to the SPA (the “Exchange Cap Maximum”) and (ii) no Existing Buyer shall be permitted to convert Series C Preferred Stock or Non-Voting Common Stock with respect to more than such Existing Buyer’s pro rata amount of such Exchange Cap Maximum (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the aggregate number of shares of Common Stock issued to all Purchasers that purchased Preferred Stock pursuant to this Agreement on the Closing Date plus (2) the aggregate number of shares of Common Stock issuable upon the conversion of all shares of Preferred Stock and/or Non-Voting Common Stock. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s shares of Series C Preferred Stock or Non-Voting Common Stock, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series C Preferred Stock or Non-Voting Common Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion in full of such Existing Buyer’s Series C Preferred Stock or Non-Voting Common Stock, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series C Preferred Stock or Non-Voting Common Stock shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series C Preferred Stock or Non-Voting Common Stock on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

(c) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

(e) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(f) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Non-Voting Common Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange at such time.

6.Adjustments.

(a)Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

(c) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).

8. Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9. Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law.

10. Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, (ii) increase or decrease the authorized number of shares of Non-Voting Common Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11. Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13. Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14. Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

15. Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by an authorized officer this 28th day of May, 2020.

CENTRAL FEDERAL CORPORATION

By: /s/ Timothy T. O’Dell

Name: Timothy T. O’Dell

Title:Chief Executive Officer and President